Exhibit 99.1

Cotiviti Announces Second Quarter 2016 Results

Revenue of $158.3 million, up 19% over prior year period

Net Income of $10.9 million, up 40% over prior year period

Net Income per diluted share of $0.13

Non-GAAP Adjusted Net Income per diluted share of $0.37

Non-GAAP Adjusted EBITDA of $63.0 million, up 20% over prior year period

Atlanta, GA, August 9, 2016. (BUSINESSWIRE) Cotiviti Holdings Inc. (NYSE:COTV), a leading provider of analytics-driven payment accuracy solutions primarily focused on the healthcare industry, today announced financial results for the three and six months ended June 30, 2016.  The Company will host a conference call on August 10, 2016 at 8:30 a.m. Eastern Time to discuss second quarter and year-to-date results.

“We delivered strong financial and operating performance as we continue to execute against the business plan we articulated throughout the IPO process.  Our second quarter results demonstrate the strength of our business and the value delivered to clients, with total revenue growth of 19% compared to the prior year period driven by 22% revenue growth in our Healthcare segment,” said Doug Williams, Chief Executive Officer. “Cotiviti’s financial model is tightly aligned with our clients and our success depends on the results we deliver. Our robust performance, as demonstrated by the 20% growth in non-GAAP Adjusted EBITDA in the second quarter, is a result of the payment solutions we provide our clients through our proprietary technology platform, advanced analytics capabilities and the unique expertise collected from decades of experience across the payment continuum.  As healthcare and retail continue to experience industry-wide disruption through demographic shifts and increasing payment complexities, we believe that Cotiviti remains well-positioned to deliver tangible value through actionable information and proprietary solutions to new clients while expanding our relationships with existing clients.”

“With the proceeds from the IPO and cash from operations, we were able to significantly reduce our net leverage ratio to 3.5 times at June 30, 2016, which is down a full turn from 4.5 times at December 31, 2015,” said Steve Senneff, Chief Financial Officer.  “In addition to reducing debt, our strong cash flow from operations allows us to further innovate by investing in analytics and technology to continuously evolve our payment accuracy solutions in order to bring value to clients.”

Second Quarter 2016 Financial Results

•

Total revenue for the quarter increased 19% to $158.3 million, compared to $133.3 million a year ago. Revenue growth was driven by a 22% increase in the Healthcare segment to $141.0 million, with the Global Retail and Other segment contributing $17.3 million, a 4% decline from a year ago.  Healthcare revenue was favorably impacted during both the quarter and first six months by an increase in volume and expanding adoption of our solutions within existing healthcare clients.  In addition, we experienced certain one-time, special projects in the second quarter totaling approximately $5 million that are not anticipated to reoccur in the second half of 2016.  Retail revenue decreased due to timing and the nature of claims reviewed, along with foreign currency fluctuations due to the strengthening U.S. dollar.

•

Net income increased 40% to $10.9 million, or $0.13 per diluted share for the quarter, compared to $7.8 million in the prior year quarter, or $0.10 per diluted share.  Cotiviti used proceeds from the IPO and cash from operations to pay down $236.1 million of the Company’s Second Lien Credit Facility.  This early payment of debt resulted in a $7.1 million loss on extinguishment of debt and a reduction in interest expense of approximately $1.3 million for the second quarter.  As a result of the IPO, certain stock options were accelerated resulting in an additional $2.3 million of stock compensation expense during the second quarter.

•	Non-GAAP Adjusted EBITDA for the quarter was $63.0 million, compared to $52.6 million a year ago, or a 20% increase.

•	Non-GAAP Adjusted Net Income for the quarter was $31.1 million, or $0.37 per diluted share, compared to $24.1 million, or $0.31 per diluted share a year ago.

Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per Share are non-GAAP financial measures.  For an explanation of these as measures of the Company’s operating performance, refer to the reconciliation in “Non-GAAP Financial Measures.”

Initial Public Offering (IPO)

On May 26, 2016, Cotiviti Holdings, Inc. began trading on the New York Stock Exchange after completing its IPO, issuing 12,936,038 shares (including the partial exercise of the underwriter overallotment of 436,038 shares).  The offering price of the shares sold in the IPO was $19.00 per share, resulting in net proceeds to the Company of approximately $226.9 million after the underwriters’ discounts and commissions and other expenses payable by the Company.

Guidance

Cotiviti is providing the following full year 2016 guidance:

•	Total revenue in a range of $610 - $615 million; and

•	Adjusted EBITDA in a range of $233 - $235 million.

Conference Call Information

To participate in the conference call, domestic callers can dial (877) 883-0383 and international callers can dial (412) 902-6506 and provide the following conference passcode: 7893080.  The call will also be webcast and be accessible on the Investor page of Cotiviti’s website at http://investors.cotiviti.com.

Supplemental Financial Information

Supplemental financial information including detailed historical financial statements that are not part of this press release is available on the Investor page of Cotiviti’s website at http://investors.cotiviti.com.

About Cotiviti

Cotiviti is a leading payment accuracy provider that helps healthcare payers and retailers achieve their business objectives by unlocking value from the incongruities the company discovers in the complex interactions customers have with stakeholders. Cotiviti helps clients capture over $3 billion annually through improved payment accuracy. Cotiviti provides services to eight of the top ten U.S. healthcare payers and eight of the top ten U.S. retailers.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words.

The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. These statements are not guarantees of performance or results. These assumptions and our future performance or results involve risks and uncertainties (many of which are beyond our control). Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following: our inability to successfully leverage our existing client base by expanding the volume of claims reviewed and cross-selling additional solutions; improvements to healthcare claims and retail billing processes reducing the demand for our solutions or rendering our solutions unnecessary; healthcare spending fluctuations; our clients declining to renew their agreements with us or renewing at lower performance fee levels; inability to develop new client relationships; delays in implementing our solutions; system interruptions or failures, including cyber-security breaches, identity theft or other disruptions that could compromise our information; our failure to innovate and develop new solutions for our clients; our failure to comply with applicable privacy, security and data laws, regulations and standards; changes in regulations governing healthcare administration and policies, including governmental restrictions on the outsourcing of functions such as those that we provide; loss of a large client; consolidation among healthcare payers or retailers; slow development of the healthcare payment accuracy market; negative publicity concerning the healthcare payment industry or patient confidentiality and privacy; significant competition for our solutions; our inability to protect our intellectual property rights, proprietary technology, information, processes and know-how; compliance with current and future regulatory requirements; declines in contracts awarded through competitive bidding or our inability to re-procure contracts through the competitive bidding process; our failure to accurately estimate the factors upon which we base our contract pricing; our inability to manage our growth; our inability to successfully integrate and realize synergies from the merger of Connolly Superholdings, Inc. and iHealth Technologies, Inc. in May 2014 or any future acquisitions or strategic partnerships; our failure to maintain or upgrade our operational platforms; our failure to reprocure our Medicare Recovery Audit Contractor program contract; litigation, regulatory or dispute resolution proceedings, including claims or proceedings related to intellectual property infringements; our inability to expand our retail business; our inability to manage our relationships with information suppliers, software vendors or utility providers; fluctuation in our results of operations; changes in tax rates; risks associated with international operations; our inability to realize the book value of intangible assets; our success in attracting and retaining qualified employees and key personnel; and general economic, political and market forces and dislocations beyond our control. Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

The Company defines Adjusted EBITDA as net income before depreciation and amortization, interest expense, other non-operating (income) expense such as foreign currency translation, income tax expense (benefit), gain on discontinued operations, transaction-related expenses and other, stock-based compensation and loss on extinguishment of debt.  The Company defines Adjusted Net Income as net income adjusted for non-cash and other non-recurring items.

Management believes Adjusted EBITDA is useful because it provides meaningful supplemental information about our operating performance and facilitates period-to-period comparisons without regard to our financing methods, capital structure or other items that we believe are not indicative of our ongoing operating performance.  Management believes Adjusted Net Income is useful because it provides meaningful supplemental information about our operating performance and facilitates period-to-period comparisons without regard to non-cash expenses and other items that are one-time in nature.  In order to assure that all investors have access to similar data the Company has determined that it is appropriate to provide these non-GAAP financial measures.  Management believes we are enhancing investors’ understanding of our business and our results of operations, as well as assisting them in evaluating how well we are executing our strategic initiatives.  Adjusted EBITDA and Adjusted Net Income are intended as supplemental measures of our performance that is not required by, or presented in accordance with U.S. generally accepted accounting principles, or GAAP.  Adjusted EBITDA and Adjusted Net Income are not determined in accordance with U.S. GAAP, and should not be considered in isolation or as an alternative to net income, income from operations, net cash provided by operating, investing or financing activities or other financial statement data presented as indicators of financial performance or liquidity, each as presented in accordance with GAAP.

Cotiviti Holdings, Inc.

Consolidated Balance Sheets

	June 30,	December 31,
(in thousands)	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$45,703	$149,365
Restricted cash	7,566	10,741
Accounts receivable, net of allowance for doubtful accounts of $761 and $1,053 at June 30, 2016 and December 31, 2015, respectively; and net of estimated allowance for refunds and appeals of $45,495 and $33,406 at June 30, 2016 and December 31, 2015, respectively	74,674	78,856
Prepaid expenses and other current assets	13,237	24,044
Deferred tax assets	38,233	32,919
Total current assets	179,413	295,925
Property and equipment, net	60,703	57,452
Goodwill	1,196,585	1,197,044
Intangible assets, net	563,863	594,410
Other long-term assets	2,864	2,176
TOTAL ASSETS	$2,003,428	$2,147,007
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$8,100	$21,099
Customer deposits	7,566	10,741
Accounts payable and accrued other expenses	30,223	29,521
Accrued compensation costs	37,775	42,902
Estimated liability for refunds and appeals	70,574	67,775
Total current liabilities	154,238	172,038
Long-term liabilities:
Long-term debt	795,563	1,012,971
Other long-term liabilities	9,628	12,199
Deferred tax liabilities	157,176	162,203
Total long-term liabilities	962,367	1,187,373
Total liabilities	1,116,605	1,359,411
Commitments and contingencies (Note 6)
Stockholders’ equity:
Common stock ($0.001 par value; 600,000,000 and 122,000,000 shares authorized, 90,177,862 and 77,237,711 issued, and 90,170,462 and 77,230,311 outstanding at June 30, 2016 and December 31, 2015, respectively)	90	77
Additional paid-in capital	888,893	807,419
Retained earnings (deficit)	4,042	(14,935)
Accumulated other comprehensive loss	(6,104)	(4,867)
Treasury stock, at cost (7,400 shares at June 30, 2016 and December 31, 2015)	(98)	(98)
Total stockholders’ equity	886,823	787,596
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,003,428	$2,147,007

Cotiviti Holdings, Inc.

Consolidated Statements of Comprehensive Income

	Three Months Ended		Six Months Ended
(unaudited, in thousands except per share data)	June 30,		June 30,
	2016	2015	2016	2015
Net revenue	$158,291	$133,306	$301,009	$252,944
Cost of revenue (exclusive of depreciation and amortization, stated separately below):
Compensation	55,285	44,528	108,746	86,504
Other costs of revenue	5,275	4,621	10,673	8,983
Total cost of revenue	60,560	49,149	119,419	95,487
Selling, general and administrative expenses (exclusive of depreciation and amortization, stated separately below):
Compensation	23,176	17,443	42,286	35,589
Other selling, general and administrative expenses	14,945	14,756	30,174	28,072
Total selling, general and administrative expenses	38,121	32,199	72,460	63,661
Depreciation and amortization of property and equipment	4,811	2,775	9,646	5,497
Amortization of intangible assets	15,208	15,410	30,415	30,819
Transaction-related expenses	653	—	893	—
Total operating expenses	119,353	99,533	232,833	195,464
Operating income	38,938	33,773	68,176	57,480
Other expense (income):
Interest expense	14,660	16,753	30,720	33,675
Loss on extinguishment of debt	7,068	4,084	7,068	4,084
Other non-operating (income) expense	(359)	(21)	(658)	(197)
Total other expense (income)	21,369	20,816	37,130	37,562

Income from continuing operations before income taxes	17,569	12,957	31,046	19,918
Income tax expense	6,676	5,177	12,069	8,503
Income from continuing operations	10,893	7,780	18,977	11,415
Gain on discontinued operations, net of tax	—	—	—	559
Net income	$10,893	$7,780	$18,977	$11,974
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(645)	905	(671)	(239)
Change in fair value of derivative instruments (net of related taxes of $160 and $208 for the three months ended June 30, 2016 and 2015, respectively and $453 and $519 for the six months ended June 30, 2016 and 2015, respectively)	(84)	(494)	(566)	(1,568)
Total other comprehensive (loss) income	(729)	411	(1,237)	(1,807)
Comprehensive income	$10,164	$8,191	$17,740	$10,167

Earnings per share from continuing operations:
Basic	$0.13	$0.10	$0.24	$0.15
Diluted	0.13	0.10	0.24	0.14
Earnings per share from discontinued operations:
Basic	$—	$—	$—	$0.01
Diluted	—	—	—	0.01
Total earnings per share:
Basic	$0.13	$0.10	$0.24	$0.16
Diluted	0.13	0.10	0.24	0.15

Cotiviti Holdings, Inc.

Consolidated Statements of Cash Flows

	Six Months Ended
(unaudited, in thousands)	June 30,
	2016	2015
Cash flows from operating activities:
Net income	$18,977	$11,974
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(9,797)	(2,171)
Depreciation and amortization	40,061	36,316
Stock-based compensation expense	4,502	1,219
Amortization of debt issuance costs	2,675	2,878
Accretion of asset retirement obligations	92	76
Loss on extinguishment of debt	7,068	4,084
Gain on discontinued operations	—	(900)
Changes in operating assets and liabilities:
Restricted cash	3,176	10,298
Accounts receivable	4,182	(7,358)
Other current assets	9,625	(249)
Other long-term assets	(688)	894
Customer deposits	(3,176)	(10,298)
Accrued compensation	(5,127)	(10,594)
Accounts payable and accrued other expenses	(1,295)	(18,897)
Estimated liability for refunds and appeals	2,799	(4,296)
Other long-term liabilities	98	(156)
Other	(598)	24
Net cash provided by operating activities	72,574	12,844
Cash flows from investing activities:
Expenditures for property and equipment	(14,019)	(6,324)
Other investing activities	1,181	406
Net cash used in investing activities	(12,838)	(5,918)
Cash flows from financing activities:
Net proceeds from issuance of common stock	226,929	—
Proceeds from exercise of stock options	56	—
Dividends paid	(150,000)	—
Payment of debt issuance costs	—	(1,086)
Repayment of debt	(240,150)	(4,050)
Net cash used in financing activities	(163,165)	(5,136)
Effect of foreign exchanges on cash and cash equivalents	(233)	(124)
Net (decrease) increase in cash and cash equivalents	(103,662)	1,666
Cash and cash equivalents at beginning of period	149,365	118,612
Cash and cash equivalents at end of the period	$45,703	$120,278
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$11,268	$29,435
Cash paid for interest	27,795	30,733
Noncash investing activities (accrued property and equipment purchases)	11,779	1,398

Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended			Six Months Ended
	June 30,		Percent	June 30,		Percent
(unaudited, in thousands)	2016	2015	Change	2016	2015	Change
Net income	$10,893	$7,780	40%	$18,977	$11,974	58%
Adjustments to net income:
Depreciation and amortization	20,019	18,185	10%	40,061	36,316	10%
Interest expense	14,660	16,753	(12)%	30,720	33,675	(9)%
Other non-operating (income) expense (a)	(359)	(21)	NM	(658)	(197)	234%
Income tax expense	6,676	5,177	29%	12,069	8,503	42%
Gain on discontinued operations, net of tax (b)	—	—	—	—	(559)	(100)%
Transaction-related expenses and other (c)	653	—	100%	893	—	100%
Stock-based compensation (d)	3,428	616	456%	4,502	1,219	269%
Loss on extinguishment of debt (e)	7,068	4,084	73%	7,068	4,084	73%
Adjusted EBITDA	$63,038	$52,574	20%	$113,632	$95,015	20%
% of revenue	40%	39%		38%	38%

(1)	Represents other non‑operating (income) expense that consists primarily of gains and losses on transactions settled in foreign currencies. Income received for certain sub‑leases is included herein.
(2)

Represents payment on a $900 note receivable ($559 net of taxes) related to a  business that was disposed of in 2012. This note receivable had been reported in the loss on discontinued operations in 2012 upon the sale of that business. Since the date of sale, we had elected to fully reserve the note receivable as the collectability was determined to be uncertain.

(3)	Represents transaction‑related expenses that consist primarily of certain expenses associated with the preparation for our Initial Public Offering and certain corporate development activity.
(4)

Represents expense related to stock‑based compensation awards granted to certain employees, officers and non‑employee directors as long‑term incentive compensation. We recognize the related expense for these awards ratably over the vesting period.

(5)

Represents loss on extinguishment of debt that consists primarily of fees paid and write‑offs of unamortized debt issuance costs and original issue discount in connection with the repricing of our long‑term debt in 2015 and the early repayment of a portion of our long-term debt in 2016.

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended			Six Months Ended
	June 30,		Percent	June 30,		Percent
(unaudited, in thousands)	2016	2015	Change	2016	2015	Change
Net income	$10,893	$7,780	40%	$18,977	$11,974	58%
Adjustments to net income:
Amortization of Acquired Intangible Assets - Non Tax Deductible	10,402	10,597	(2)%	20,804	21,194	(2)%
Amortization of Acquired Intangible Assets - Tax Deductible	4,806	4,813	—	9,611	9,625	—
Loss on extinguishment of debt	7,068	4,084	73%	7,068	4,084	73%
Transaction-related expenses and other	653	—	100%	893	—	100%
Stock-based compensation	3,428	616	456%	4,502	1,219	269%
Gain on discontinued operations	—	—	—	—	(900)	100%
Tax effect of above adjustments (1)	(6,121)	(3,805)	61%	(8,473)	(5,611)	51%
Adjusted Net Income	$31,129	$24,085	29%	$53,382	$41,585	28%
Adjusted Net Income per diluted share	$0.37	$0.31	21%	$0.66	$0.54	24%

(1)

This line represents the tax impact of the amortization of acquired intangible assets - tax deductible, loss on extinguishment of debt, stock-based compensation and gain on discontinued operations assuming a 40% tax rate.

Adjusted EBITDA 2016 Guidance Reconciliation

(unaudited, in millions)

	2016 Guidance Range
	Low	High
Net income	$42	$45
Adjustments to net income (excluding income taxes) (1)	163	160
Income tax expense (2)	28	30
Adjusted EBITDA	$233	$235

(1)

Adjustments to net income include depreciation and amortization, interest expense, other non-operating (income) expense, transaction-related expenses and other, stock-based compensation and loss on extinguishment of debt.

(2)	A 40% tax rate is assumed to approximate the Company's effective tax rate.

Investor and Media Contact:

Jennifer W. DiBerardino

Vice President, Investor Relations 203-642-0718

Investors.Relations@Cotiviti.com